Exhibit 10.26

AMENDMENT #1

BETWEEN:                              GE Q-TECH REAL ESTATE HOLDINGS Inc., (hereinafter called the “Landlord”)., a duly constituted company, represented by Joe Iadeluco, Regional Director — Quebec Equity, duly authorized for the purposes hereof as he so declares;

AND:                                                                 METHYLGENE INC., (hereinafter called the “Tenant”), a duly constituted company, represented by Klaus Kepper, duly authorized for the purposes hereof as he so declares.

WHEREAS on February 2nd, 2012, the parties executed an agreement of lease (hereinafter called the “Original Lease”) pursuant to which the Tenant leased premises located at and bearing civic number 7150 Frederick-Banting, Suite 200, in the city of St-Laurent, province of Quebec (hereinafter called the “Original Premises”) measuring approximately ten thousand, one hundred and twenty-seven (10,127) gross square feet for a term of THREE (3) years, commencing on September 1st 2011 and ending on August 31, 2014;

WHEREAS the parties wish to modify certain provisions of the Original Lease upon the terms and conditions contained herein in the present amending agreement (hereinafter called the “Amendment #1”).

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS, AGREEMENTS, AND OBLIGATIONS OF THE PARTIES HERETO, THE PARTIES HERETO DO HEREBY COVENANT AND AGREE AS FOLLOWS:

SECTION 1.                         DEFINITIONS AND PREAMBLE

All terms and expressions beginning with a capital letter shall have the meaning which is attributed to them in the Original Lease, except as otherwise expressly provided herein.

The preamble shall form an integral part hereof.

SECTION 2.                         USE OF CERTAIN PREMISES

The Landlord hereby authorizes the Tenant and its employees, the use of the showers situated on the ground floor as well as the use of the “NMR” room situated on the second (2nd) floor of the building located at 7220 Frederick Banting, in the city of St-Laurent, province of Quebec, (hereinafter collectively called the “Premises”).  The duration of this agreement shall be for an undetermined period, commencing on May 1st 2012 and with either party having the right to terminate this Amendment #1, provided it sends to the other party, a thirty (30) days written notice.

SECTION 3.                         RENT

Commencing May 1st 2012, the Tenant covenants and agrees to pay to the Landlord for the use of the Premises, a monthly rent of TWO HUNDRED DOLLARS ($200.00), plus applicable taxes, payable in advance in lawful money of Canada in and by even, equal, consecutive, payments on the first (1st) day of each month, at the office of the Landlord, without demand, deduction or compensation.

Initials
TENANT	LANDLORD

/s/ KK	/s/ TM

SECTION 4.                         CONDITIONS OF THE USE OF THE PREMISES

It is agreed between the parties that the Tenant shall:

(i)                                     Be responsible for, and pay, for any and all out of pocket costs that may occur due to the use of the Premises;

(ii)                                  Make arrangements directly with the cleaning company used on site, and pay any costs associated with the cleaning of the showers and the “NMR” room, directly to the contractor;

(iii)                               Have access to the building only during normal business hours;

(iv)                              Provide a list of employees who will be using the facilities, to the Landlord;

(v)                                 Endure that the Premises are kept clean at all times, to the satisfaction of the Landlord;

(vi)                              Ensure that the proper insurance coverage for the Premises is included on Tenant’s principal insurance policy for their premises at 7150 Frederick Banting, Suite 200, St-Laurent (QCL).

SECTION 5.                         ORIGINAL LEASE

Save and except as modified by the present agreement, all the conditions stipulated in the Original Lease shall remain in full force and effect mutatis mutandis.

SECTION 6.                         LANGUAGE

The parties hereto acknowledge and confirm having requested that this agreement and all notices and communications contemplated hereby be drafted in the English Language.

Les parties dux presentes reconnaissent et confirment qu elles ont exigé que la présente convention oinsi que tous avis et communications y afférents soient rédiges en anglais.

IN WITNESS WHEREOF, THE TENANT HERETO HAS DULY EXECUTED THIS AMENDMENT #1, IN THE CITY OF MONTREAL PROVINCE OF QUEBEC, THIS 8th day of JUNE, 2012.

METHYLGENE INC.

	Per:	/s/ Klaus Kepper
Witness		Klaus Kepper

IN WITNESS WHEREOF, THE TENANT HERETO HAS DULY EXECUTED THIS AMENDMENT #1, IN THE CITY OF                          PROVINCE OF QUEBEC, THIS 8th day of JUNE, 2012.

GE Q-TECH REAL ESTATE HOLDINGS INC.

	Per:	/s/ Joe Iadeluco
Witness		Joe Iadeluco